UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DEER CONSUMER PRODUCTS, INC.
(Exact name of registrant as specified in its charter.)

Nevada	20-5526104
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

Area 2, 1/F, Building M-6,
Central High-Tech Industrial Park,
  Nanshan, Shenzhen, China  518057
(Address of principal executive offices, including zip code.)
Securities to be registered pursuant to 12(b) of the Act:
:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
__________________________________	_________________________________
__________________________________	_________________________________
__________________________________	_________________________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☒

Securities Act registration statement filed number to which this form relates:   (if applicable): 333-140545

Securities to be registered pursuant to Section 12(g) of the Act.

    Common Stock, $0.001 par value
(Title of class)

Item 1.      Description of Registrant’s Securities to be Registered

The description of securities of the Registrant is set forth under the caption “Description of Securities” in Registrant’s Registration Statement on Form SB-2 (File No. 333-140545), as originally filed with the Securities and Exchange Commission on February 8, 2007 or as subsequently amended, and in the prospectus included in the Registration Statement hereby incorporated by reference in response to this item.

Item 2.      Exhibits

Exhibit No.                                     Document Description

2.1
Share Exchange Agreement and Plan of Reorganization by and between Deer International Group Limited and TAG Events Corp., dated September 3, 2008. (Incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on September 5, 2008).

2.2
Return to Treasury Agreement by and between the Company and Crescent Liu, dated August 26, 2008. (Incorporated herein by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on September 5, 2008).

3.1	Articles of Incorporation (Incorporated herein by reference to Exhibit 3.1 to Form SB-2 filed on February 8, 2007).

3.2	By-Laws (Incorporated herein by reference to Exhibit 3.2 to Form SB-2 filed on February 8, 2007).

3.3
Articles of Exchange of Deer International Group Limited and TAG Events Corp. filed September 3, 2008. (Incorporated herein by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on September 5, 2008).

3.4
Articles of Merger between Deer Consumer Products, Inc. and TAG Events Corp. amending the Articles of Incorporation filed with the Secretary of State of the State of Nevada on September 3, 2008. (Incorporated herein by reference to Exhibit 3.4 to the Current Report on Form 8-K filed on September 5, 2008)

4.1	Specimen Stock Certificate. (Incorporated herein by reference to Exhibit 4.1 to the Annual Report on Form 10-K filed on March 31, 2009)

5.1	Opinion of Daniel C. Masters, Attorney At Law. (Incorporated herein by reference to Exhibit 5.1 to Form SB-2 filed on February 8, 2007)

10.1	Form of Common Stock Warrant (Incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on April 3, 2009)

10.2	Form of Registration Rights Agreement (Incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on April 3, 2009)

23.1	Consent of Dale Matheson Carr-Hilton LaBonte LLP, Chartered Accountants. (Incorporated herein by reference to Exhibit 23.1 to Form SB-2 filed on February 8, 2007)

99.1
Press Release, dated April 23, 2009, Deer Consumer Products Announces New Stock Symbol “DCPD” Effective April 24, 2009. (Incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K filed on April 24, 2009)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DEER CONSUMER PRODUCTS, INC.
(Registrant)

BY:	/s/ Ying He
Ying He, Chief Executive Officer

Date:	April 29, 2009